Exhibit 5.1

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799

Holland & Knight LLP | www.hklaw.com

April 13, 2017

Ladenburg Thalmann Financial Services Inc.

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time by the Company of (a) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (c) depositary shares representing interests in Preferred Stock of the Company (the “Depositary Shares”); (d) debt securities of the Company (the “Debt Securities”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”); (f) rights to purchase Common Stock or any other securities offered under the Registration Statement (“Rights”); (g) purchase contracts of the Company (“Purchase Contracts”), including contracts obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, a specific or variable number of the Company’s securities at a future date or dates; (h) units consisting of a Purchase Contract and Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights or debt obligations of third parties, including U.S. treasury securities, or other securities or property (“Units”); and (i) the Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon the exercise of the Warrants or in connection with the Purchase Contracts or Units, as applicable. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights, Purchase Contracts and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $500,000,000.

Any series of the Preferred Stock may be issued pursuant to articles of amendment (“Articles of Amendment”) relating to the particular series of the Preferred Stock. The Depositary Shares may be issued pursuant to one or more deposit agreements among the Company, a preferred stock depositary to be named therein and the holders of the depositary shares. Unless otherwise provided in any supplement to the Prospectus relating to a particular series of the Debt Securities, the Debt Securities may be issued pursuant to one or more indentures (each, an “Indenture”), each to be entered into by the Company and a financial institution identified therein as the trustee (each, a “Trustee”). The Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (each, a “Warrant Agent”). The Rights may be issued under one or more Rights Agreements (each, a “Rights Agreement”), each to be between the Company and a rights agent to be selected by the Company.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Ladenburg Thalmann Financial Services Inc.

April 13, 2017

Based upon the foregoing, we are of the opinion that:

1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors of the Company (the “Board of Directors”), for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and if necessary, the proper filing with the Secretary of State of the State of Florida of Articles of Amendment relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Depositary Shares, when issued, will be legally issued and will entitle their holders to the rights specified in the applicable deposit agreement.

4. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6. With respect to the Rights, Purchase Contracts and the Units, when (i) the Board of Directors has taken all necessary corporate action to approve (x) the execution and delivery of any such applicable Rights Agreement, Purchase Contracts and/or Units, and (y) any Securities to be issued separately or as part of any such Rights, Purchase Contracts and/or Units, and (ii) the Rights Agreement, Purchase Contracts and/or Units and any related pledge agreements have been duly executed, countersigned, issued and delivered upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a supplement to the Prospectus approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Rights, Purchase Contracts and/or Units, such Rights, Purchase Contracts and/or Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

Ladenburg Thalmann Financial Services Inc.

April 13, 2017

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Florida and the laws of the State of New York and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP

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